UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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BROADVISION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2008

Dear Stockholder:

On behalf of BroadVision, Inc. ("BroadVision"), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 10:00 a.m. local time on Thursday, June 5, 2008, at our headquarters located at 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California. At the meeting, stockholders will be asked:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the selection of Odenberg, Ullakko, Muranishi & Co. LLP as our independent auditors for the fiscal year ending December 31, 2008.

3.	To approve an amendment to BroadVision’s 2006 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 3,000,000 shares.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying Notice and Proxy Statement describes these proposals in detail.

Our directors and officers hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided whether or not you plan to attend the meeting. This will not limit your right to change your vote prior to or at the meeting.

We appreciate your interest in BroadVision. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

Very truly yours,
/s/  Pehong Chen
Dr. PEHONG CHEN
Chairman of the Board, President and Chief Executive Officer

BROADVISION, INC.
1600 Seaport Boulevard
Suite 550, North Building
Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2008

TO THE STOCKHOLDERS OF BROADVISION, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BROADVISION, INC., a Delaware corporation, will be held on Thursday, June 5, 2008, at 10:00 a.m. local time at our headquarters located at 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the selection of Odenberg, Ullakko, Muranishi & Co. LLP as our independent auditors for the fiscal year ending December 31, 2008.

3.	To approve an amendment to BroadVision’s 2006 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 3,000,000 shares.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Our Board of Directors has fixed the close of business on April 18, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors
/s/ Sandra Adams
SANDRA ADAMS
Secretary and General Counsel
Redwood City, California
April 28, 2008

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

BROADVISION, INC.
1600 Seaport Boulevard
Suite 550, North Building
Redwood City, California 94063

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

April 28, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of BroadVision, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on June 5, 2008, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our headquarters located at 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California. We intend to mail this proxy statement and accompanying proxy card on or about April 28, 2008 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock at the close of business on April 18, 2008 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 18, 2008, we had outstanding and entitled to vote 109,218,792 shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares are represented by stockholders present at the meeting in person or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. (A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.) Abstentions and broker non-votes will be counted in determining whether a quorum is present. Abstentions will be counted towards the vote totals for all proposals and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote totals for any proposal.

If cumulative voting were applicable, stockholders would be entitled to cast a number of votes equal to the number of shares of stock held by the stockholder and to cast all those votes for a single nominee or to distribute them among two or more nominees. Under Delaware law, cumulative voting in the election of directors is not mandatory but is a permitted option if so provided in a corporation's certificate of incorporation. Our current certificate of incorporation does not provide for cumulative voting rights.

Nevertheless, Section 708 of the California Corporations Code, currently applicable to us by virtue of Section 2115 of the California Corporations Code, may require that we permit cumulative voting. Under Section 2115, certain foreign corporations (i.e., corporations such as BroadVision that are not organized under California law) that are not listed on a recognized national securities exchange are placed in a special category if they have characteristics of ownership and operations that indicate significant contacts with California. The Delaware Supreme Court has held that Section 2115 does not apply to Delaware corporations. If followed by California courts, this would mean that the cumulative voting requirements and other sections of the California Corporations Code do not apply to us.

For purposes of the annual meeting, we intend to permit cumulative voting if a stockholder properly requests to cumulate votes. No stockholder, however, will be entitled to cumulate votes unless the name(s) of the candidate(s) has (have) been placed in nomination prior to the commencement of the voting in accordance with our bylaws and a stockholder has given at least two days' written notice to the Secretary of BroadVision of an intention to cumulate votes prior to the voting. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination, in which event votes represented by proxies delivered pursuant to this proxy statement may be cumulated, in the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Discretionary authority to cumulate votes in such event is, therefore, solicited in this proxy statement.

VOTING PROCEDURES

Stockholders may either vote “For” all the nominees to the Board of Directors or may abstain from voting for any nominee specified. For each of the other matters to be voted on, stockholders may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in the Stockholder's Name

Stockholders of record may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not stockholders plan to attend the meeting, we urge stockholders to vote by proxy to ensure each vote is counted. Stockholders may still attend the meeting and vote in person even if they have already voted by proxy.

To vote in person, stockholders should attend the annual meeting and will receive a ballot when they arrive.

To vote using the proxy card, stockholders should simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If stockholders return the signed proxy card to us before the annual meeting, we will vote their shares as the stockholders direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If the stockholder is a beneficial owner of shares registered in the name of a broker, bank or other agent, the stockholder should have received a proxy card and voting instructions with these proxy materials from that organization rather than from BroadVision. To vote using the proxy card, the stockholder should simply complete and mail the proxy card. To vote in person at the Annual Meeting, the stockholder must obtain a valid proxy from the broker, bank or other agent. The stockholder should follow the instructions from the broker, bank or other agent included with these proxy materials, or contact the broker, bank or other agent to request a proxy form.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive office, 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2009 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is December 29, 2008. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of this year's Annual Meeting. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

RESULTS OF VOTING

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

There are four nominees for the eight Board of Director positions presently authorized pursuant to our Bylaws. Proxies will not be voted for a greater number of persons than the four named nominees. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each of the nominees listed below is currently one of our directors and was previously elected by the stockholders. It is our policy to invite nominees for directors to attend the Annual Meeting. None of the current members of the Board of Directors attended the 2007 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The four nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of a substitute nominee proposed by our management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

The names of the nominees and a brief biography for each of them are set forth below:

Name	Age	Principal Occupation/ Position Held With The Company
Pehong Chen	50	Chairman, President and Chief Executive Officer
James D. Dixon	64	Formerly an executive with bankofamerica.com
Robert Lee	59	Formerly an executive with Pacific Bell
François Stieger	58	Chief Executive Officer, Intentional Software International Sarl

Pehong Chen has served as our Chairman of the Board, Chief Executive Officer and President since our incorporation in May 1993. Dr. Chen served as Interim Chief Financial Officer during the period between William Meyer's departure in June 2006 and Shin-Yuan Tzou’s appointment as Chief Financial Officer in January 2008.  From 1992 to 1993, Dr. Chen served as the Vice President of Multimedia Technology at Sybase, Inc., a supplier of client-server software products. Dr. Chen founded and, from 1989 to 1992, served as President of, Gain Technology, Inc., a provider of multimedia applications development systems, which was acquired by Sybase, Inc. Dr. Chen currently serves on the board of directors of SINA.com and UFIDA Software Co., Ltd. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.

James D. Dixon has served as one of our directors since January 2003. Prior to his retirement from Bank of America in January 2002, Mr. Dixon served as an executive with bankofamerica.com. From September 1998 to February 2000, Mr. Dixon was Group Executive and Chief Information Officer of Bank of America Technology & operations. From 1990 to 1998, before the merger of NationsBank Corporation and BankAmerica Corporation, Mr. Dixon was President of NationsBank Services, Inc. From 1986 to 1990, he also served as Chief Financial Officer for Citizens and Southern Bank/Sovran, a predecessor company to NationsBank. Mr. Dixon holds a B.A. from Florida State University, a J.D. from University of Florida School of Law, and he is a graduate of the executive M.B.A. program at Stanford University. Mr. Dixon also previously served on the board of directors of CheckFree Corporation, a provider of financial electronic commerce services and products, and Rare Hospitality International, Inc., a restaurant operator and franchisor.

Robert Lee has served as one of our directors since August 2004. Mr. Lee was a corporate Executive Vice President and President of Business Communications Services at Pacific Bell, where he established two new subsidiaries: Pacific Bell Internet Services and Pacific Bell Network Integration. During his 26 year career at Pacific Bell, Mr. Lee managed groups in operations, sales and marketing. Mr. Lee served as Executive Vice President of Marketing and Sales from 1987 to 1992. Mr. Lee serves on the board of directors of Blue Shield of California, which provides health insurance to members in California, and Corinthian Colleges, which operates as a post-secondary education company in North America. Mr. Lee holds a B.S. in Electrical Engineering from University of Southern California and an M.B.A. from University of California at Berkeley.

François Stieger has served as one of our directors since August 2006. Mr. Stieger leads Intentional Software's international group as CEO of Intentional Software International Sarl. He is also the President and a board member of Security Tech SA and a board member of Lighthouse SA. Immediately prior to joining Intentional Software International, Mr. Stieger was senior vice president and general manager for Europe, Middle East and Africa for Verisign, the leading provider of critical infrastructure security services for the Internet and telecommunication markets. He held this post since April 2003, and was responsible for Verisign's business throughout that region. Prior to joining Verisign, Mr. Stieger was a partner of Amadeus Capital, a leading European venture capital firm based in London. In 1996, Mr. Stieger established BroadVision's European operations. Under his management through mid 2001, these operations grew to more than 400 employees and US$104 million annual revenues. He was also personally involved in BroadVision's very successful initial public offering on NASDAQ in June 1996, and its public offering on the Neuer Markt in Frankfurt in November 1999. On a larger scale from 1987-1992, as vice president Mr. Stieger established and managed operations of Oracle Corporation for southern and central Europe. Mr. Stieger is a graduate of the University of Strasbourg's Institute of Technology.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Although we voluntarily delisted from the Nasdaq Global Market (“Nasdaq”), formerly the Nasdaq National Market, as of March 8, 2006, we continue to abide by the corporate governance standards established by Nasdaq as a matter of sound business practices. We intend to apply for relisting on the Nasdaq or another national exchange in the future.

Independence of the Board of Directors

As required under Nasdaq listing standards, a majority of the members of a listed company's board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our company counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent auditors, the Board affirmatively has determined that three of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards. Dr. Chen, our Chairman, Chief Executive Officer, President and largest stockholder, is not “independent” within the meaning of the applicable Nasdaq listing standards.

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present, in conjunction with regularly scheduled Board meetings and otherwise as needed.

Code of Business Ethics and Conduct

We have adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) that applies to all of our directors, officers and employees. The text of the Code of Conduct is posted on our website at www.broadvision.com. If we make any substantive amendment to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which stockholders may communicate directly with the members of the Board, and stockholders are encouraged to do so. Stockholders interested in communicating with the directors may do so by addressing correspondence to a particular director, or to the Board generally, in our care at 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation or Nominating Committee. Our personnel will not screen or edit such communications and will forward them directly to the intended member of the Board.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 31, 2007, the Board met 4 times. During the fiscal year ended December 31, 2007, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. Copies of the charters of all three of the Board's standing committees are available on our website at www.broadvision.com. Each committee has authority to obtain advice and assistance from consultants and advisors, as it deems appropriate, to carry out its responsibilities. The Board has determined that each member of its committees meets the applicable rules and regulations regarding “independence” and that each member of its committees is free of any relationship that would interfere with his individual exercise of independent judgment with regard to us.

Below is a description of each of these committees.

The Audit Committee

The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of our quarterly financial statements.

The Audit Committee is presently composed of three non-employee directors: Messrs. Dixon (Chairman), Lee and Stieger. The Board has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A) of the Nasdaq listing standards). The Board has determined that Mr. Dixon qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (“SEC”) rules. The Board made a qualitative assessment of Mr. Dixon's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for Citizens and Southern Bank/Sovran, a predecessor company to NationsBank.

The Audit Committee is also vested with oversight of corporate governance matters and, in that regard, makes determinations as to all aspects of our corporate governance functions on behalf of the Board and makes recommendations to the Board regarding corporate governance issues. The Audit Committee is responsible for periodically reviewing and assessing our governance principles to determine their adherence to the Code of Conduct, and recommending any changes deemed appropriate to the Board for its consideration.

In 2007, the Audit Committee met 7 times. See “Report of the Audit Committee of the Board of Directors” below.

The Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers our stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. We also have a Non-Officer Option Committee, established in May 1997, which has the power to award stock options to non-officer employees and consultants. The Compensation Committee is presently composed of two non-employee directors: Messrs. Dixon and Lee (Chairman). All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The sole member of the Non-Officer Option Committee is Dr. Chen. In 2007, the Compensation Committee met 4 times and acted twice by unanimous written consent.

The Nominating Committee

The Nominating Committee makes determinations as to the individuals who are to be nominated for membership to the Board. The Nominating Committee has a long standing practice of considering any qualified director candidates that are recommended by our stockholders. Stockholders who wish to recommend a director candidate for consideration by the Nominating Committee may do so in writing to the Chairman of the Nominating Committee at the following address: BroadVision, Inc., 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063.

If a stockholder wishes the Nominating Committee to consider a director candidate for nomination at our next annual meeting, then our Bylaws require that stockholder to send written notice of the recommendation no sooner than 120 days and no later than 90 days prior to the first anniversary of the preceding year's annual meeting, which notice is otherwise in accordance with the requirements for stockholder nominations described in our Bylaws. Submissions must include the candidate's name and sufficient biographical information concerning the candidate, including age, five-year employment history with employer names and a description of the employers' businesses, whether such candidate can read and understand basic financial statements, and board memberships, if any. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Nominating Committee is presently composed of two non-employee directors: Messrs. Lee (Chairman) and Stieger. All members of our Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing requirements). In 2007, the Nominating Committee met once.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the Company for the year ended December 31, 2007 (the “Audited Financial Statements”) and management's assessment of the effectiveness of the Company's internal control over financial reporting. Management has the primary responsibility for the financial statements and the internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and Odenberg, Ullakko, Muranishi & Co. LLP (“OUM”), the independent auditors, the Audited Financial Statements and the internal control over financial reporting. The Audit Committee has discussed with OUM the matters required to be discussed by Statement on Auditing Standards Nos. 114 (The Auditors Communication with Those Charged with Governance) and 90 (Audit Committees Communications). In addition, the Audit Committee has received from OUM the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee considered whether the rendering of non-audit services by OUM to the Company is compatible with maintaining the independence of OUM from the Company.

Following the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

AUDIT COMMITTEE

James D. Dixon, Chairman
Robert Lee
François Stieger

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Odenberg, Ullakko, Muranishi & Co. LLP (“OUM”) as our independent auditors for the fiscal year ending December 31, 2008. The Board of Directors has directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. OUM has audited our financial statements beginning with the fiscal year ended December 31, 2006. Representatives of OUM are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of OUM as our independent auditors is not required by our Bylaws or otherwise; however, the Board is submitting the selection of OUM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of OUM. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following presents aggregate fees billed to us by OUM, our principal accountant for the years ended December 31, 2007 and 2006, and by Stonefield Josephson, Inc., our principal accountant for the year ended December 31, 2005. All fees described were approved by the Audit Committee.

Audit Fees. Audit fees billed were $556,175 and $1,304,000 for the years ended December 31, 2007 and 2006, respectively. The fees were for professional services rendered for the audits of our consolidated financial statements, reviews of the financial statements included in our quarterly reports, consultations on matters that arose during our audit and reviews of SEC registration statements.

Audit-Related Fees. No audit-related fees were billed in the years ended December 31, 2007 and December 31, 2006.

Tax Fees. Tax fees billed were $101,660 and $113,000 for the years ended December 31, 2007 and 2006, respectively. The tax fees were for professional services related to tax compliance, tax advice and tax planning.

All Other Fees. There were no other fees billed in the years ended December 31, 2007 and 2006, respectively.

 The Audit Committee has determined that the rendering of certain services other than audit services by OUM is compatible with maintaining the principal accountant's independence.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of our independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

CHANGE IN INDEPENDENT AUDITORS

On October 13, 2006, the Audit Committee of the Board approved the appointment of OUM as our independent auditors to audit our financial statements for the fiscal year ending December 31, 2006 in place of Stonefield Josephson, Inc. (“Stonefield”). The decision to change independent auditors was authorized by our Board of Directors. We advised Stonefield of its dismissal on October 14, 2006.

From the beginning of fiscal 2006 through October 14, 2006, there were no disagreements with Stonefield on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stonefield, would have caused it to make reference thereto in its report on the financial statements for such periods.

On October 16, 2006, we engaged OUM as our new independent accountants. Prior to the engagement of OUM, neither we nor anyone acting on our behalf consulted with OUM regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that OUM concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF 2006 EQUITY INCENTIVE PLAN, AS AMENDED

In 2006, the Board adopted, and our stockholders subsequently approved, the BroadVision, Inc. 2006 Equity Incentive Plan (the “Incentive Plan”). As of April 18, 2008, a total of 6,500,000 shares of our Common Stock have been reserved for issuance under the Incentive Plan (including the 3,000,000 shares that are the subject of this proposal).

As of April 18, 2008, stock awards (net of canceled or expired stock awards) covering an aggregate of 3,392,041 shares of our Common Stock had been granted under the Incentive Plan, and 107,959 remained available for future grant under the 2006 Plan. During the 2007 fiscal year, under the Incentive Plan, we did not grant options to our current executive officers. During the same period we granted to all employees and directors as a group options to purchase 599,000 shares at exercise prices of $1.07 to $2.21 per share and restricted stock awards to receive up to 23,319 shares (net of canceled or expired awards).

In April 2008, the Board adopted an amendment to the Incentive Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the Incentive Plan by 3,000,000 shares to 6,500,000 shares. This amendment is intended to afford us greater flexibility in providing employees with stock incentives and ensures that we can continue to provide such incentives at levels determined appropriate by the Board.

The following summary description of the Incentive Plan, as amended, is qualified in its entirety by reference to the full text of the Incentive Plan that is attached as Appendix A to the proxy statement filed via EDGAR with the SEC, including all changes that this proposal would effect if approved by our stockholders at the annual meeting.

Stockholders are requested in this Proposal 3 to approve the amendment to the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

The essential features of the Incentive Plan are outlined below:

General

The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards and other forms of equity compensation (collectively, “awards”). Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

We adopted the Incentive Plan to provide a means to secure and retain the services of the employees, directors and consultants of BroadVision and our affiliates, to provide incentives for such individuals to exert maximum efforts for the success of BroadVision and our affiliates, and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of our Common Stock through the grant of awards.

Administration

The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, or strike price of each award, the type of consideration permitted to exercise or purchase each award and other terms of the award.

The Board has the power to delegate some or all of the administration of the Incentive Plan to a committee or committees. The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board and to the Non-Officer Option Committee. As used herein with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.

Stock Subject to the Incentive Plan

Including the shares covered by the proposal, an aggregate of 6,500,000 shares of Common Stock are reserved for issuance under the Incentive Plan. Shares may be issued in connection with a merger or acquisition as permitted by the rules of the applicable national securities exchange, and such issuance shall not reduce the number of shares available for issuance under the Incentive Plan. If an award granted under the Incentive Plan expires or otherwise terminates without being exercised in full, or if any shares of Common Stock issued pursuant to an award are forfeited to or repurchased by us, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such award, or forfeited to or repurchased by us, shall revert to and again become available for issuance under the Incentive Plan. If any shares subject to an award are not delivered to a participant because such shares are withheld for the payment of taxes or the award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”), the number of shares that are not delivered shall remain available for issuance under the Incentive Plan. If the exercise price of any stock award is satisfied by tendering shares of Common Stock held by the participant, then the number of shares so tendered shall remain available for issuance under the Incentive Plan.

The aggregate maximum number of shares of Common Stock that may be issued under the Incentive Plan pursuant to the exercise of incentive stock options is 6,500,000 shares.

Eligibility

Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of BroadVision and our affiliates. Employees (including officers) and consultants of both BroadVision and our affiliates, as well as BroadVision directors, are eligible to receive all other types of awards under the Incentive Plan. Non-employee directors of BroadVision’s affiliates are not eligible to receive awards under the Incentive Plan. All of the employees and consultants of BroadVision and our affiliates, as well as BroadVision non-employee directors, are eligible to participate in the Incentive Plan.

No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of BroadVision or any of our affiliates, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of BroadVision and our affiliates) may not exceed $100,000.

Under the Incentive Plan, no employee may be granted options and stock appreciation rights covering more than 700,000 shares of Common Stock during any calendar year (“Section 162(m) Limitation”).

Terms of Options

Options may be granted under the Incentive Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the Incentive Plan. Individual option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant. As of April 18, 2008, the closing price of BroadVision’s Common Stock as reported on the OTC Bulletin Board was $1.20 per share.

Consideration. The exercise price of options granted under the Incentive Plan must be paid, to the extent permitted by applicable law and at the discretion of the Board, (i) by cash, check, bank draft or money order, (ii) pursuant to a broker-assisted cashless exercise, (iii) by delivery of other BroadVision Common Stock, (iv) pursuant to a net exercise arrangement, or (iv) in any other form of legal consideration acceptable to the Board.

Vesting. Options granted under the Incentive Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionholder’s continued service with BroadVision or an affiliate, whether such service is performed in the capacity of an employee, consultant or director (collectively, “service”) and regardless of any change in the capacity of the service performed. Shares covered by different options granted under the Incentive Plan may be subject to different vesting terms. The Board has the authority to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares if the participant’s service terminate before vesting.

Tax Withholding. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our Common Stock or by a combination of these means.

Term. The maximum term of options granted under the Incentive Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years.

Termination of Service. Options granted under the Incentive Plan generally terminate three months after termination of the participant’s service unless (i) such termination is for cause (as defined in the Incentive Plan), in which case the option will terminate upon the termination date; (ii) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (iii) the participant dies before the participant’s service has terminated, or within generally three months after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option have passed; or (iv) the option by its terms specifically provides otherwise. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Restrictions on Transfer. Unless provided otherwise by the Board, a participant in the Incentive Plan may not transfer an option other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of the participant, only the participant (or the transferee pursuant to a domestic relations order) may exercise an option. A participant may also designate a beneficiary who may exercise an option following the participant’s death. Shares subject to repurchase by BroadVision pursuant to an early exercise arrangement may be subject to restrictions on transfer that the Board deems appropriate.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the Incentive Plan pursuant to restricted stock award agreements.

Consideration. A restricted stock award may be awarded in consideration for past or future services actually rendered to BroadVision or its affiliates, or any other form of legal consideration that may be acceptable to the Board.

Vesting. Shares of stock acquired under a restricted stock award may, but need not be, subject to forfeiture or a repurchase option in favor of BroadVision in accordance with a vesting schedule as determined by the Board. The Board has the authority to accelerate the vesting of stock acquired pursuant to a restricted stock award.

Termination of Service. Upon termination of a participant’s service, we may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award agreement.

Restrictions on Transfer.    Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as determined by the Board.

Terms of Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Incentive Plan pursuant to restricted stock unit award agreements.

Consideration. The purchase price, if any, for restricted stock unit awards may be paid in any form of legal consideration acceptable to the Board.

Settlement of Awards.  A restricted stock unit award may be settled by the delivery of shares of our Common Stock, in cash, or by any combination of these means as determined by the Board.

Vesting. Restricted stock unit awards vest at the rate specified in the restricted stock unit award agreement as determined by the Board. However, at the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.

Dividend Equivalents. Dividend equivalent rights may be credited with respect to shares covered by a restricted stock unit award. However, we do not anticipate paying cash dividends on our Common Stock for the foreseeable future.

Termination of Service. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Incentive Plan pursuant to stock appreciation rights agreements.

Exercise.  Each stock appreciation right is denominated in shares of Common Stock equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (i) the aggregate fair market value of our Common Stock on the date of exercise, over (ii) the strike price determined by the Board on the date of grant.

Settlement of Awards. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our Common Stock, or any other form of consideration determined by the Board.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.

Termination of Service. Upon termination of a participant’s service (other than for cause), the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. However, in no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Other Equity Awards

The Board may grant other equity awards that are valued in whole or in part by reference to our Common Stock. Subject to the provisions of the Incentive Plan, the Board has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of Common Stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards.

Performance-Based Awards

Under the Incentive Plan, an award may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. All employees of BroadVision and our affiliates, as well as our directors, are eligible to receive performance-based awards under the Incentive Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Board. The maximum amount to be received by any individual in any calendar year attributable to performance-based stock awards may not exceed 200,000 shares of our Common Stock. The maximum amount to be received by any individual in any calendar year attributable to performance-based cash awards may not exceed $200,000.

In granting a performance-based award, the Board will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Board will establish the performance goals, based upon one or more pre-established criteria (“performance criteria”) enumerated in the Incentive Plan and described below. As soon as administratively practicable following the end of the performance period, the Board will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Incentive Plan are determined by the Board, based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii); stockholders’ equity; and (xxviii) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

The Board is authorized to determine whether, when calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Compensation attributable to performance-based awards under the Incentive Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

Adjustment Provisions

If any change is made to the outstanding shares of our Common Stock without our receipt of consideration (whether through merger, consolidation, reorganization, stock dividend, or stock split or other specified change in the capital structure of BroadVision), appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the Incentive Plan, (ii) the maximum number and/or class of securities that may be issued pursuant to incentive stock options, (ii) the maximum number and/or class of securities for which any one person may be granted options and/or stock appreciation rights or performance-based awards per calendar year pursuant to the Section 162(m) Limitation, and (iii) the number and/or class of securities and the price per share in effect under each outstanding award under the Incentive Plan.

Effect of Certain Corporate Events

Under the Incentive Plan, unless otherwise provided in a written agreement between BroadVision or any affiliate and the holder of an award, in the event of a corporate transaction (as defined in the Incentive Plan and described below), all outstanding stock awards under the Incentive Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose continuous service with BroadVision or our affiliates has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the corporate transaction, and (ii) with respect to any stock awards that are held by other individuals, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights held by us with respect to such stock awards shall not terminate and may continued to be exercised notwithstanding the corporate transaction). In the event a stock award will terminate if not exercised, the Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but will receive a payment equal to the excess of the value of the property the holder would have received upon exercise over any exercise price.

For purposes of the Incentive Plan, a corporate transaction will be deemed to occur in the event of (i) a sale of all or substantially all of the consolidated assets of BroadVision and our subsidiaries, (ii) the sale of at least 90% of the outstanding securities of BroadVision, (iii) the consummation of a merger or consolidation in which BroadVision is not the surviving corporation, or (iv) the consummation of a merger or consolidation in which BroadVision is the surviving corporation but shares of our outstanding Common Stock are converted into other property by virtue of the transaction.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after the occurrence of certain specified change in control transactions (as defined in the Incentive Plan), as may be provided in the agreement for such award or as may be provided in any other written agreement between BroadVision or an affiliate and the participant, but in the absence of such provision, no such acceleration shall occur.

The acceleration of vesting of an award in the event of a corporate transaction or a change in control event under the Incentive Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of BroadVision.

Duration, Amendment and Termination

The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time. Unless sooner terminated, the Incentive Plan will terminate on July 6, 2016.

The Board may amend or modify the Incentive Plan at any time. However, no amendment shall be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements.

The Board also may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to employees and BroadVision with respect to participation in the Incentive Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options. Incentive stock options granted under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or BroadVision by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Awards. Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.
However, if the shares issued upon the grant of a restricted stock award are unvested and subject to reacquisition or repurchase by BroadVision in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our reacquisition or repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the reacquisition or repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (x) the fair market value of the shares on the date of issuance, over (y) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition or repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Unit Awards. No taxable income is recognized upon receipt of a restricted stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and BroadVision will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from BroadVision, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are approved by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

Compensation attributable to restricted stock awards, restricted stock unit awards and performance-based awards will qualify as performance-based compensation, provided that: (i) the award is approved by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Equity Compensation Plan Information

			Number of Securities
			Remaining Available
	Number of Securities	Weighted-Average	for Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of	Outstanding	Plans (Excluding Securities
	Outstanding Options	Options	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	6,546,212	13.66	2,557,959
Equity compensation plans not approved by security holders(2)	622,114	11.02	1,520,006

Total	7,168,326	13.03	4,077,965
____________________

(1)	Includes the following: Employee Stock Purchase Plan, 1993 Interleaf Stock Option Plan, 1994 Interleaf Employee Stock Option Plan and 2006 Equity Incentive Plan.

(2)
Includes the following: the 2000 Non-Officer Equity Incentive Plan (the “2000 Non-Officer Plan”) and non-plan grants. For more information - see Notes 1 and 9 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of BroadVision Common Stock

The following table sets forth certain information regarding the ownership of our common stock as of February 15, 2008 by: (a) each current director and each nominee for director; (b) each of the executive officers named in the Summary Compensation Table; (c) all of our current executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of its common stock.
	Beneficial Ownership(1)
Beneficial Owner	Number of Shares(#)	Percent of Total(%)
Pehong Chen (2)	42,079,429	38.0%
James D. Dixon (3)	104,969	*
Robert Lee (4)	92,214	*
François Stieger (5)	27,175	*
Honu Holdings, LLC (2) 1600 Seaport Blvd., North Bldg., Suite 550, Redwood City, CA 94063	34,500,000	31.7%
Funds Associated with Palo Alto Investors LLC (6) 470 University Avenue Palo Alto, CA 94301	15,281,470	14.03%
All Current Directors and Executive Officers as a group (5)(7)	42,303,787	38.2%

*Less than one percent

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 108,960,847 shares outstanding on February 15, 2008, adjusted as required by rules promulgated by the SEC. Our directors and executive officers can be reached at BroadVision, Inc., 1600 Seaport Blvd., Suite 550, North Bldg., Redwood City, California 94063.

(2)
Includes 5,874,985 shares held in trust by Dr. Chen and his wife for their benefit and 1,704,444 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 15, 2008. Also includes 34,500,000 shares held by Honu Holdings, LLC, of which Dr. Chen is the sole member. Excludes 1,145,387 shares of common stock held in trust by independent trustees for the benefit of Dr. Chen's children.

(3)	Includes 60,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 15, 2008.
(4)
Includes 60,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 15, 2008. Also includes 1,039 shares held in trust by Mr. Lee and his wife for their benefit.

(5)	Includes 20,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 15, 2008.
(6)
Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2008, Palo Alto Investors, LLC, Palo Alto Investors and William Leland Edwards have shared voting and disposition power with respect to 15,232,359 shares of common stock (the “PAI Shares”), and Mr. Edwards has sole voting and disposition power with respect to an additional 49,111 shares of common stock. Palo Alto Fund II, L.P. has shared voting and disposition power with respect to 7,073,059 of the PAI Shares and Micro Cap Partners, L.P. shared voting and disposition power with respect to 6,526,200 of the PAI Shares.

(7)
Includes the information contained in the notes above, as applicable, for our directors and executive officers as of February 15, 2008. Also, includes 446,350 shares of common stock issuable upon the exercise of stock options held by Shin-Yuan Tzou, our Chief Financial Officer, that are exercisable within 60 days of February 15, 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Directors, officers and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Philosophy

Our compensation policies are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. In allocating total compensation between cash compensation and equity compensation, the compensation committee focuses on creating incentives geared to both short and longer-term performance with the goal of increasing stockholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our officers should reflect their success as individual and as a management team, in attaining key operating objectives, such as growth of revenues, growth of operating earnings and earnings per share and growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased market price for our stock. We believe that the performance of the officers in managing BroadVision, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs. In setting our officers' compensation, we intend to be competitive with other similarly situated companies in our industry.

Overview of Compensation and Process

Elements of compensation for our executives include: salary, incentive bonus, stock option awards, health, disability and life insurance, and perquisites. Base salaries are set for our officers annually by our compensation committee. At the same time, our compensation committee also approves and adopts an incentive bonus plan for the new year and typically grants stock option awards to our officers and certain other eligible employees. The Compensation Committee also considers stock option awards in connection with new hires and promotions.

As part of its annual review of officer compensation, our compensation committee takes into account each officer's total compensation package from prior years, as well as information contained in market surveys. Typically, the chief executive officer makes compensation recommendations to the compensation committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The chairman of the compensation committee then makes compensation recommendations to the compensation committee with respect to the chief executive officer, who is absent from that meeting. The compensation committee may accept or adjust such recommendations and also makes the sole determination of the chief executive officer's compensation.

We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for their balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by or under the direction of our compensation committee. The following are factors that the compensation committee may take into account in determining the various components of our officers' total compensation package:

●	Performance against corporate and individual objectives for the previous year;
●	Difficulty of achieving desired results in the coming year;
●	Value of their unique skills and capabilities to support the long-term performance of the company;
●	Performance of their management responsibilities;
●	Responsibility and authority of each position relative to other positions within the company; and
●	Contributions as a member of the senior management team.

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitating our entry into new markets, providing proper compliance and regulatory guidance, and helping to create a cohesive team.
 Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain the right personnel, while providing incentives to maximize long-term value for BroadVision and our stockholders. Likewise, we provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis and in the form of profit-sharing compensation to reward superior performance against specific short-term goals. We provide non-cash compensation to reward superior performance against specific objectives and long-term strategic goals. As we continue to focus on executing our turnaround plan and introduce new products and services to the marketplace, we want our executives that are leading these initiatives to have strong incentives to see that these initiatives succeed. At the same time, we want our executives to be appropriately rewarded if these initiatives do succeed. As a result, we believe that equity compensation will be a significant component of total compensation for our key employees.

SUMMARY COMPENSATION TABLE FOR FISCAL 2007 AND 2006

The following table shows for the fiscal years ended December 31, 2007 and 2006, compensation awarded to or paid to, or earned by, Pehong Chen, the Company’s Chief Executive Officer and Interim Chief Financial Officer during fiscal 2007 (the “Named Executive Officer”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total
Pehong Chen, CEO and CFO (1)	2006	$350,000	$-	$-	$-	$37,092	$10,904	$16,852	$414,848
	2007	$350,000	$-	$-	$-	$75,445	$-	$20,274	$446,169

(1) Dr. Chen served as the Company’s Interim Chief Financial Officer from June 2, 2006 to January 15, 2008.
(2) Stock option values calculated using the Black-Scholes model under the rules of SFAS 123R, as discussed in the Stock Compensation section of this report.
(3) Consists of payment under our Employee Profit Sharing Plan (EPSP). See table below for details.
(4) Consists of company contribution for health insurance coverage. See table below for details.

Employee Profit Sharing Plan (EPSP) - NON-EQUITY INCENTIVE PLAN COMPENSATION

	Year	Paid	Deferred		TOTAL
Pehong Chen	2006	$37,092		$26,976	$64,068
	2007	$75,445	$		$75,445
Total		$112,537		$26,976	$139,514

Company Contributions for Health Coverage - ALL OTHER COMPENSATION

	Year	Health	Dental	Vision	STD	LTD	Life Ins	EE Assist	TOTAL
Pehong Chen	2006	$13,352	$1,831	$302	$359	$450	$540	$19	$16,852
	2007	$17,598	$1,996	$302	$359	$450	$540	$19	$20,724

Base Salary

It is the goal of our compensation committee to establish salary compensation for our executive officers based on our operating performance relative to comparable software and computer peer companies over a three to five year period. In setting base salaries for fiscal 2007, we reviewed studies conducted and recommendations issued by the Radford Group of AON Consulting Inc. in 2006 with respect to the salary compensation of officers with comparable qualifications, experience and responsibilities at companies in their recommended peer group. It is not our policy to pay our CEO at the highest level relative to his peers but rather to set his compensation on a basis relative to the other members of our senior management team and CEO's of other similar technology companies. We believe that this gives us the opportunity to attract and retain talented managerial employees both at the senior executive level and below. Our compensation committee does not presently intend to increase the salaries of any of our officers in 2008.

Employee Profit Sharing Plan

Our 2007 Employee Profit Sharing Plan (“EPSP”) is designed to reward both executives and employees alike for the achievement of shorter-term financial goals, principally achievement of certain levels of Earnings Before Interest Taxes Depreciation and Amortization, also known as EBITDA. It is our general philosophy that employees be rewarded for their performance as a team in the attainment of these goals. We believe that this is important to aligning our executive and employees toward promoting and rewarding teamwork among them. Although each executive officer is eligible to receive an award under the EPSP, the granting of the awards to any individual or the officers as a group is entirely at the discretion of our compensation committee. The compensation committee may choose to award the bonus or not, and decide on the actual level of the award in light of all relevant factors after completion of the year.

In March of 2007, our compensation committee adopted the 2007 EPSP. Under the terms of the 2007 EPSP:

●	Payouts are made quarterly, on the first regularly scheduled pay date after the announcement of quarterly earnings, or on such other date as deemed appropriate by management;
●
Eligible persons are active, full-time, or more than 50% part-time employees who maintain a satisfactory standing during the entirety of each quarter and who remain an employee at the time of each quarterly payout;

●
Commission-based employees (those with a sales commission plan) have a portion of their variable compensation tied to company performance, funded under this EPSP award pool, with payouts ahead of non-commissioned employees;

●	Payouts to non-commissioned employees are targeted at a certain percentage of each individual's base salary, set and/or adjusted with management discretion;
●	All amounts earned but not paid under the plan (reductions from any “merit factor”, resignations with positive profit-sharing accruals, etc.) are eliminated, going back into company earnings;
●
Allocation of the award pool will be determined as a percentage of profits. After the close of each quarter, our management, in its sole discretion, will set the percentage for the corresponding quarter. Payouts will be subject to adjustment by our management and our Chief Executive Officer will have the ability to make the final determination of all profitability payments.

The terms of our 2006 EPSP were similar to those of the 2007 EPSP. In April 2008, our Board approved the 2008 EPSP, which has terms that are similar to the 2007 EPSP.

Stock Option and Equity Incentive Programs

We intend for our stock option award program to be the primary vehicle for offering long-term incentives and rewarding our officers and other key employees. We regard this as a key retention tool. Because of the relationship between the value of an option and the market price of our common stock, we have always believed that granting stock options is the best method of motivating our executive officers to manage BroadVision in a manner that is consistent with the interests of our stockholders.

Stock Options Granted

We grant stock options under our 2006 Equity Incentive Plan to our officers and other key employees based upon prior performance, the importance of retaining their services and the potential for their performance to help us attain our long-term goals. However, there is no set formula for the granting of awards to individual executives or employees. In 2007 we granted stock options to purchase 599,000 shares of stock representing approximately 0.56% of the outstanding shares of our common stock on December 29, 2007 on a fully diluted basis. Of this amount, no options to acquire shares were issued to our Named Executive Officer.

Timing of Grants

Stock option awards to our executive officers and other key employees are typically granted annually in conjunction with the review of the individual performance of our executive officers. The exercise price of all stock options is set at the last reported sale price of our common stock on the grant date.

Perquisites

We limit the perquisites that we make available to our executive officers, particularly in light of recent developments with respect to corporate crime and abuse involving perquisites. Our executives are entitled to few benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage other than COBRA, or similar benefits for our executives or employees.

The perquisites we provided in fiscal 2007 are as follows: All employees are eligible to participate in the 401(k) retirement plan if they so choose. We do not match any funds contributed by employees. Our health and insurance plans are the same for all employees. In general, and depending upon the employee's choice, our employees pay 20% of the health premium due. We do not provide other perquisites such as country club memberships, jet aircraft, limousine service, estate or financial planning services, etc.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 20071

The following table shows for the fiscal year ended December 31, 2007, certain information regarding outstanding equity awards at fiscal year end for our Named Executive Officer:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Pehong Chen	493,108	-	-	$60.00	6/23/2009	-	$-	-	$-
	6,892	-	-	$60.00	6/23/2009	-	$-	-	$-
	500,000	-	-	$66.51	5/25/2011	-	$-	-	$-
	4,444	-	-	$35.01	11/27/2011	-	$-	-	$-
	55,555	-	-	$18.63	2/19/2012	-	$-	-	$-
	644,445	-	-	$2.16	10/30/2012	-	$-	-	$-

(1) We do not issue stock options in any direct formulaic performance based plan.

Post-Employment Compensation

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. All employees, including our executives, are eligible to participate in our 401(k) contributory defined contribution plan. We do not make any contribution to or make any matching contribution to the 401(k).

Nonqualified Deferred Compensation

We provide a 401(k) nonqualified defined contribution plan for all employees. We do not match any employee contributions. Amounts shown below are totally from our Named Executive Officer. Our Plan is administered by Fidelity Investments and brokered by the NWK Group.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2007

The following table shows for the fiscal year ended December 31, 2007, certain information regarding non-qualified deferred compensation benefits for our Named Executive Officer.

Name	Executive Contributions in Last Year ($)	Registrant Contributions in Last Year ($)	Aggregate Earnings in Last Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Year-End ($)
Pehong Chen	$-	$-	$-	$-	$94,133

Other Post-Employment Payments

All of our employees, including our officers, are employees-at-will and as such do not have employment contracts with us, except in the case of one officer of our EMEA foreign subsidiaries. We also do not provide post-employment health coverage or other benefits, except in connection with the Severance Benefit Plan which is described below.

POTENTIAL PAYMENTS UNDER RETENTION AGREEMENTS

The table below describes the amounts of current and future compensation benefits that our Named Executive Officer would receive under various change of control or termination scenarios as of December 31, 2007. Under our 2007 benefit plan the benefits are the same for a voluntary termination, early retirement, or normal retirement on December 31, 2007. Our Change of Control Plan, in the context of an Involuntary For Good Reason Termination, only provides for benefits intended to compensate management for lost wages and longer term health and displacement benefits. There are certain graduated levels of benefits for the executives depending upon their responsibility levels and seniority with the company. Under the Involuntary Not For Cause Termination scenario the benefits are reduced, while a For Cause Termination would result in little or no benefits beyond those earned up to the termination date, assumed for purposes of this table to be midnight December 31, 2007. This means the For Cause terminated employee would be entitled to only shares and stock options vested, profit sharing and accrued vacation earned through December 31, 2007 and no further compensation. In the case of disability on December 31, 2007, the employee would be entitled to the additional benefits of long-term disability insurance payouts for up to one year. In the case of death on December 31, 2007, the benefit additional to the employee would include the present value of all life insurance proceeds until normal retirement age of 65.

TERMINATION OR CHANGE OF CONTROL
Executive Benefits and Payments Upon Separation		Voluntary Termination on 12/31/07 ($)	Early Retirement on 12/31/07 ($)	Normal Retirement on 12/31/07 ($)	Involuntary Not For Cause Termination on 12/31/07 ($)	For Cause Termination on 12/31/07 ($)	Involuntary For Good Reason Termination (Change in Control) on 12/31/07 ($)	Disability on 12/31/07 ($)	Death on 12/31/07 ($)
Pehong Chen
Compensation:
	Short-Term Incentive Compensation	$37,092	$37,092	$37,092	$37,092	$37,092	$37,092	$37,092	$37,092
	Stock Options	$-	$-	$-	$-	$-	$-	$-	$-

Benefits & Perquisites:
	Deferred Compensation Program	$88,791	$88,791	$88,791	$88,791	$88,791	$88,791	$88,791	$88,791
	Health & Welfare Benefits	$1,404	$1,404	$1,404	$1,404	$1,404	$1,404	$1,404	$1,404
	Disability Income	$-	$-	$-	$-	$-	$-	$1,198,244	$-
	Life Insurance Benefits	$-	$-	$-	$-	$-	$-	$-	$500,000
	Cash Severance	$-	$-	$-	$343,419	$-	$415,943	$-	$-
	Accrued Vacation Pay	$2,692	$2,692	$2,692	$2,692	$2,692	$2,692	$2,692	$2,692

Disability Income:

Assumes Present Value of all Future Benefits Until Normal Retirement Age

	Age on	Years to Age	Discount Rate	Present Value
Name	12/31/07	65	6.5%	of the Annuity
Pehong Chen	50	15	6.5%	$1,198,244

Severance Benefit Plan

On March 26, 2007, our Board approved the Severance Benefit Plan (the “Plan”) for certain of our eligible employees. The Plan provides for the payment of certain benefits to employees if (i) the employee has been continuously employed for a period of one year or more; (ii) if we terminate the employee's employment pursuant to (a) an Involuntary Termination Without Cause or (b) Constructive Termination within one month prior to or 24 months following a Change of Control; and (iii) we notify the employee in writing that he or she is eligible for participation in the Plan. Such notification will include details of the level(s) of participation applicable to the Eligible Employee. We in our sole discretion, will make determinations as to whether employees are “Eligible Employees.” We have made no such determinations to date. Undefined capitalized terms in this description are defined in the Plan. The Plan is meant to replace all prior arrangements and plans we previously have maintained, other than local plans for specific subsidiaries or countries.
The Plan provides for the following benefits:

No change of control

Designated Eligible Employees involuntarily terminated without cause shall receive a cash severance benefit (in addition to certain other benefits as detailed in the Plan) in accordance with our then-current payroll practices as follows:

EMPLOYEE DESIGNATION	BASE	ACCRUAL/YR	MAXIMUM
CEO	6.00 Mo.	1.00 Mo/Yr.	12.00 Mo.
EVP	3.00 Mo.	0.50 Mo/Yr.	6.00 Mo.
SVP	2.00 Mo.	0.50 Mo/Yr.	5.00 Mo.
VP	1.00 Mo.	0.50 Mo/Yr.	4.00 Mo.
Director	0.50 Mo.	0.42 Mo./Yr.	3.00 Mo.
Manager	0.50 Mo.	0.25 Mo./Yr.	2.00 Mo.
Employee	0.50 Mo.	0.08 Mo./Yr.	1.00 Mo.

Change of control

There are three categories of Eligible Employees covered in a Change of Control situation: Level I, Level II and Level III as hereinafter defined. Level I Eligible Employees are defined as those Company Executive Officers designated by the Compensation Committee as Level I Eligible Employees. Level II Eligible Employees are defined as those Non-Executive Company Officers who report directly to the CEO and who are designated by the CEO as Level II Eligible Employees. Level III Eligible Employees are defined as those Non-Executive Company Officers and Department Managers who report either directly to the CEO or to Level II Eligible Employees and who are designated by the CEO as Level III Eligible Employees.

Designated Eligible Employees terminated shall receive a cash severance benefit (in addition to certain other benefits as detailed in the Plan) in accordance with our then-current payroll practices as follows:

EMPLOYEE LEVEL	BASE (NUMBER OF MO. BASE SALARY AFTER 1 YEAR TENURE)	ACCELERATOR (NUMBER OF MO. BASE SALARY ACCRUED PER EACH YR. OF ADDITIONAL TENURE)	MAXIMUM YEARS TENURE ACCELERATOR APPLIED	MAXIMUM MONTHS BASE SALARY ACCRUAL ALLOWED
Level I	9	1.25	12	24
Level II	6	1.00	9	15
Level III	3	0.75	8	9

The vesting and exercisability of unvested stock options held by an Eligible Employee that are outstanding as of the Eligible Employee's termination date, beginning with the earliest unvested installments, shall be accelerated according to the following chart:

EMPLOYEE LEVEL	BASE (PERCENTAGE OF UNVESTED STOCK OPTIONS ACCELERATED AFTER 1 YEAR TENURE)	ACCELERATOR (PERCENTAGE OF UNVESTED STOCK OPTIONS ACCELERATED PER EACH YR. OF ADDITIONAL TENURE)	MAXIMUM (TOTAL % OF UNVESTED STOCK OPTIONS ALLOWED TO BE ACCELERATED)
Level I	30%	7.8%	100%
Level II	25%	6.1%	80%
Level III	20%	4.4%	60%

DIRECTOR COMPENSATION FOR FISCAL 2007

The following table shows for the fiscal year ended December 31, 2007 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Lee	-	$8,782.16	-	-	-	-	$8,782.16
James Dixon	-	$10,977.40	-	-	-	-	$10,971.40
François Stieger	-	$8,782.16	$4,838.48	-	-	-	$13,620.64

Overview of Director Compensation and Procedures

We review the level of compensation of our non-employee directors on an annual basis. To determine how appropriate the current level of compensation for our non-employee directors is, we have historically obtained data from a number of different sources including the surveys conducted by the Radford Group in 2006. Other data sources used in our analysis included:

●	Publicly available data describing director compensation in peer companies;
●	Survey data collected by our human resources department; and
●	Information obtained directly from other companies.

We compensate non-employee members of the board through stock options. We do not pay our non-employee directors any cash remuneration other than reimbursement of travel expenses and deminimus items.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Compensation Committee Report (*)

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for 2007. This report is provided by the following independent directors, who comprise the committee:

James Dixon, Compensation Committee Member
Robert Lee, Compensation Committee Chair

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds or exceeded $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person's immediate family had or will have a direct or indirect material interest other than as described below. It is our policy that future transactions between us and any of our directors, executive officers or related parties will be subject to the review and approval of our Audit Committee or other committee comprised of independent, disinterested directors.

Director and Officer Indemnification

Our revised and restated certificate of incorporation contains provisions limiting the liability of directors. In addition, we have entered into agreements to indemnify our directors and executive officers to the fullest extent permitted under Delaware law.

We have entered into indemnity agreements with certain officers and directors that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for in such agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party be reason of his or her position as a director, officer or other agent of BroadVision, and otherwise to the full extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received a broker notice that it will be “householding” communications to that stockholder's address, “householding” will continue until the stockholder is notified otherwise or until consent is revoked. If, at any time, the stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report, that stockholder should notify the broker or direct a written request to: Corporate Secretary, BroadVision, Inc., 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063 or contact Investor Relations at (650) 331-1000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Sandra Adams
Secretary and General Counsel

April 28, 2008

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007 is available without charge upon written request to: Corporate Secretary, BroadVision, Inc., 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063.

Appendix A
BROADVISION, INC.

2006 Equity Incentive Plan

Approved By Board: July 7, 2006
Approved By Stockholders: August 8, 2006
Amended By Board: April 16, 2008
Termination Date: July 6, 2016

1.  General.

(a)  Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(b)  Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c)  General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.  Administration.

(a)  Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)  Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)  To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii)  To settle all controversies regarding the Plan and Awards granted under it.

(iv)  To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v)  To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi)  To amend the Plan, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(vii)  To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(viii)  To amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

(ix)  To amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(x)  Generally, to exercise such powers and perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c)  Delegation to Committee.

(i)  General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)  Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee of Directors who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee of Directors who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)  Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Officers and Employees to be recipients of Options and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Options granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(v)(ii).

(e)  Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.  Shares Subject to the Plan.

(a)  Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, six million five hundred thousand (6,500,000) shares of Common Stock. Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b)  Reversion of Shares to the Share Reserve.

(i)  Shares Available For Subsequent Issuance. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company at their original exercise or purchase price pursuant to the Company’s reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan.

(ii)  Other Shares Available for Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, Stock Appreciation Right, or the issuance of shares under a Restricted Stock Award or Restricted Stock Unit Award, the number of shares that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for subsequent issuance under the Plan.

(c)  Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 3(b), subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be six million five hundred thousand (6,500,000) shares of Common Stock.

(d)  Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than seven hundred thousand (700,000) shares of Common Stock.

(e)  Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company.

4.  Eligibility.

(a)  Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Code Sections 424(e) and (f)). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)  Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)  Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

5.  Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a)  Term. Subject to the provisions of Section 4(b), no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b)  Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(c)  Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(d)  Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(d) are:

(i)  by cash or check;

(ii)  bank draft or money order payable to the Company;

(iii)  pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iv)  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(v)  by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(vi)  in any other form of legal consideration that may be acceptable to the Board.

(e)  Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i)  Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii)  Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

(iii)  Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f)  Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (that may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g)  Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(h)  Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(i)  Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j)  Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(k)  Termination for Cause. Except as explicitly provided otherwise in an Optionholder’s Option Agreement, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(l)  Non-Exempt Employees. No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

(m)  Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

6.  Provisions of Stock Awards other than Options.

(a)  Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)  Consideration. A Restricted Stock Award may be awarded in consideration for (A) past or future services actually rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)  Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)  Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)  Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b)  Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)  Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)  Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)  Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)  Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)  Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)  Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii)  Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

(c)  Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)  Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii)  Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right granted as a stand-alone or tandem Stock Award shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii)  Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iv)  Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v)  Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi)  Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. An appreciation distribution in respect to a Stock Appreciation Right that is paid in a form of consideration other than Common Stock shall not reduce the share reserve.

(vii)  Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates (other than for Cause), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii)  Termination for Cause. Except as explicitly provided otherwise in an Participant’s Stock Appreciation Right Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Stock Appreciation Right from and after the time of such termination of Continuous Service.

(ix)   Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.

(d)  Performance Awards.

(i)  Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to Stock Awards described in this Section 6(d) shall not exceed the value of two hundred thousand (200,000) shares of Common Stock.

(ii)  Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to cash awards described in this Section 6(d) shall not exceed two hundred thousand dollars ($200,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(e)  Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.  Covenants of the Company.

(a)  Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)  Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

8.  Miscellaneous.

(a)  Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)  Corporate Action Constituting Grant of Stock Awards. Corporate action constituting an offer by the Company of Common Stock to any Participant under the terms of a Stock Award shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is actually received or accepted by the Participant.

(c)  Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(d)  No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)  Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f)  Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company (A) as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and (B) that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g)  Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.

(h)  Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i)  Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j)  Compliance with 409A. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

9.  Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)  Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d) and 6(d)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)  Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)  Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i)  Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(ii)  Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii)  Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)  Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

(d)  Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.  Termination or Suspension of the Plan.

(a)  Plan Term. Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)  No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.  Effective Date of Plan.

This Plan shall become effective on the Effective Date.

12.  Choice of Law.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

13.  Definitions. As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:

(a)  “Affiliate” means, at the time of determination, any “parent” or “subsidiary” as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)  “Award” means a Stock Award or a Performance Cash Award.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(e)  “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv)  such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(f)   “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)  any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) upon the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)   the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv)  there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)  individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

In the event that a Change in Control affects any Award that is deferred on or after January 1, 2005, then “Change in Control” shall conform to the definition of Change of Control under Section 409A of the Code, as amended, and the Treasury Department or Internal Revenue Service Regulations or Guidance issued thereunder.

(g)  “Code” means the Internal Revenue Code of 1986, as amended.

(h)  “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(i)  “Common Stock” means the common stock of the Company.

(j)  “Company” means BroadVision, Inc., a Delaware corporation.

(k)  “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(l)  “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(m)  “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)  a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)  a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)  the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)  the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n)  “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(o)  “Director” means a member of the Board.

(p)  “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code and, for purposes of any deferred compensation under this Plan, has the meaning set forth in Section 409A of the Code and Section 223(d) of the Social Security Act, with respect to amounts subject to Section 409A of the Code.

(q)  “Effective Date” means the effective date of this Plan document, which is the date that this Plan is first approved by the Company’s stockholders.

(r)  “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s)  “Entity” means a corporation, partnership, limited liability company or other entity.

(t)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)  “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(v)  “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the last market trading day prior to the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(w)  “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x)  “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y)  “Nonstatutory Stock Option” means any Option other than an Incentive Stock Option.

(z)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(bb)  “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(cc)  “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(dd)  “Other Stock Award” means an award based in whole or in part by reference to the Common Stock that is granted pursuant to the terms and conditions of Section 6(e).

(ee)  “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff)  “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg)  “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh)  “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii)  “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d)(ii).

(jj)  “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii); stockholders’ equity; and (xxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(kk)  “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be set on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(ll)  “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(mm)  “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(d)(i).

(nn)  “Plan” means this BroadVision, Inc. 2006 Equity Incentive Plan.

(oo)  “Restricted Stock Award” means an award of shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(a).

(pp)  “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(qq)  “Restricted Stock Unit Award” means a right to receive shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(b).

(rr)  “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ss)  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(tt)  “Securities Act” means the Securities Act of 1933, as amended.

(uu)  “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(vv)  “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ww)  “Stock Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(xx)  “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(yy)  “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(zz)  “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

BROADVISION, INC.

ྑ Mark this box with an X if you have made changes to your name or address details above.

ANNUAL MEETING PROXY CARD

A. Election of Directors.

1.	To elect directors to serve for the ensuing year and until their successors are elected. The Board of Directors recommends a vote FOR the following nominees:

	For	Withhold		For	Withhold
01-Pehong Chen	☐	☐	03-Robert Lee	☐	☐
02- James D. Dixon	☐	☐	04-François Stieger	☐	☐

B. Proposals.

The Board of Directors recommends a vote FOR the following proposals:

2.	To ratify the selection by the Audit Committee of the Board of Directors of Odenberg, Ullakko, Muranishi & Co. LLP as our independent auditors for our fiscal year ending December 31, 2008.	For ☐	Against ☐	Abstain ☐
3.	To approve an amendment to BroadVision’s 2006 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 3,000,000 shares.	For ☐	Against ☐	Abstain ☐

C. Authorized Signatures-Sign Here-This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1--Please keep signature within the box	Date (mm/dd/yyyy)

PROXY--BROADVISION, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2008

The undersigned hereby appoints Pehong Chen as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of BroadVision, Inc., a Delaware corporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters located at 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063 on Thursday, June 5, 2008, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSALS 2 AND 3.